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Exhibit 99.6

UNITEDGLOBALCOM, INC.
NOMINEE HOLDER CERTIFICATION
FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK

        The undersigned, a bank, broker, trustee, depositary or other nominee of rights ("Class A Rights") to purchase shares of Class A common stock, par value $.01 per share ("Class A Common Stock"), of UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), pursuant to the rights offering described and provided for in the Company's prospectus dated                            , 2004 (the "Prospectus"), hereby certifies to the Company and to Mellon Investor Services LLC (on behalf of Mellon Bank, N.A.), as subscription agent for the offering of Class A Rights, that (1) the undersigned has exercised Class A Rights to purchase the number of shares of Class A Common Stock specified below pursuant to the basic subscription privilege (as described in the Prospectus) on behalf of beneficial owners of Class A Rights who have subscribed for the purchase of additional shares of Class A Common Stock pursuant to the oversubscription privilege (as described in the Prospectus), listing separately below the number of shares subscribed for with respect to each such exercised basic subscription privilege and the corresponding oversubscription privilege (without identifying any such beneficial owner) and (2) each such beneficial owner's basic subscription privilege has been exercised in full if it is exercising its oversubscription privilege:

	NUMBER OF SHARES OF CLASS A COMMON STOCK OWNED ON THE RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION PRIVILEGE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO OVERSUBSCRIPTION PRIVILEGE
1.
2.
3.
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6.
7.
8.
Provide the following information if applicable:

Depository Trust Company ("DTC") Participant Number	DTC Basic Subscription Confirmation Number(s)

PARTICIPANT

By:
Name:
Title:

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UNITEDGLOBALCOM, INC. NOMINEE HOLDER CERTIFICATION FOR RIGHTS TO ACQUIRE CLASS A COMMON STOCK